UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Acacia Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Voting Results.

At the 2017 Annual Meeting of Stockholders of Acacia Communications, Inc. (the “Company”), held on May 18, 2017, the proposals listed below were submitted to a vote of the Company’s stockholders. The proposals are described further in the Company’s definitive proxy statement for the annual meeting.

Proposal One – the election of two Class I director nominees to hold office until the Company’s 2020 annual meeting of stockholders.

The two Class I director nominees named in the Company’s definitive proxy statement were elected to hold office until the Company’s 2020 annual meeting of stockholders. Information as to the vote on each director standing for election is provided below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Murugesan Shanmugaraj	19,741,701	1,578,772	6,063,695
Benny P. Mikkelsen	19,212,804	2,107,669	6,063,695

Proposal Two – the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
27,293,553	67,441	23,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: May 24, 2017	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Vice President, General Counsel and Secretary